                       AMENDMENT 1 TO PARTICIPATION AGREEMENT

Effective April 30, 2010, the Participation Agreement (the "Agreement") dated September 18, 2007 by and among PIONEER VARIABLE CONTRACTS TRUST,
COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY, PIONEER INVESTMENT MANAGEMENT, INC. and PIONEER FUNDS DISTRIBUTOR, INC. Is here by amended as follows:

  1. Schedule A of the Agreement is deleted in its entirety and replaced with the attached Schedule A.

All other terms and provisions of the Agreement shall remain in full Force and effect.

                           COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY By its authorized officer,


                           By: _______________________
                           Name:   Michael A. Reardon
                           Title:  President
                           Date:

                           PIONEER VARIABLE CONTRACTS TRUST,
                           on behalf of the Portfolios
                           By its authorized officer and not individually,


                           By: ______________________________________

                           Name:
                           Title:
                           Date:

                           PIONEER INVESTMENT MANAGEMENT, INC.
                           By its authorized officer,

                           By: ______________________________________

                           Name:
                           Title:
                           Date:

                           PIONEER FUNDS DISTRIBUTOR, INC.
                           By its authorized officer,

                           By: ______________________________________

                           Name:
                           Title:
                           Date:


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                                SCHEDULE A

                    ACCOUNTS, CONTRACTS AND PORTFOLIOS
                  SUBJECT TO THE PARTICIPATION AGREEMENT

A.  ACCOUNTS AND CONTRACTS

Account                                     Contracts

Commonwealth Annuity Separate Account A     Commonwealth Preferred Plus
                                            333-141019
                                            811-22024

                                            Commonwealth Advantage IV
                                            333-141045
                                            811-22024

                                            Horizon
                                            333-157121
                                            811-22024




B.  PORTFOLIOS

Each of the Pioneer Variable Contracts Trust (VCT) Portfolios Class I and
Class II